UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2015
(Date of earliest event reported)

Cinedigm Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on June 8, 2015, Cinedigm Corp., a Delaware corporation (the "Company") received a notice from the Listing Qualifications staff of The NASDAQ Stock Market LLC ("Nasdaq") indicating that, based upon the closing bid price of the Company's Class A common stock (the "Common Stock") for 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5450(a)(1) (the "Bid Price Rule"). In accordance with the Nasdaq Listing Rules, the Company was afforded 180 calendar days, or until December 7, 2015, to regain compliance with the Bid Price Rule, during which time it would be required to maintain a closing bid price of at least $1.00 for a minimum of 10 consecutive business days.

The Company was unable to regain compliance with the Bid Price Rule by December 7, 2015. Accordingly, on December 10, 2015, the Company received a letter from Nasdaq notifying it that the Company's Class A common stock would be subject to delisting from The Nasdaq Stock Market unless the Company timely requested a hearing before a Nasdaq Listing Qualifications Panel (the "Panel").

Based on the foregoing, the Company intends to timely request a hearing before the Panel at which it will present its plan of compliance and request a further extension of time. The Panel has the discretion to grant the Company up to an additional 180 calendar days from December 10, 2015 to regain compliance. This request will automatically stay any delisting or suspension action pending the issuance of a final decision by the Panel and the expiration of any further extension granted by the Panel.

There can be no assurance that the Panel will ultimately grant an extension of the compliance period. However, the Company has already obtained the approval of its stockholders empowering the Board to effect a reverse stock split sufficient to regain compliance with the Bid Price Rule. The Board of Directors intends to effectuate such a reverse split promptly if it becomes clear that the continued listing of the Class A common stock cannot otherwise be assured.
On December 16, 2015, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
 (d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued on December 16, 2015.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 16, 2015

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on December 16, 2015.

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